CERTIFICATION

I, Michael J. Clarke, Chief Financial Officer of Chelsea Property Group, Inc. ("the Company"), pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, do hereby certify as follows:

1.	The quarterly report on Form 10-Q of the Company for the period ended June 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, I have executed this Certification this 29th day of July, 2004.

/s/ Michael J. Clarke Michael J. Clarke Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Chelsea Property Group, Inc. and will be retained by Chelsea Property Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.